Exhibit 99.1

AMENDMENT

TO THE NEW CENTURY BANK

DIRECTORS’ DEFERRAL PLAN

DATED JUNE 30, 2003

This Amendment, made and entered into this 28th day of July, 2004, by and between New Century Bank, a bank organized and existing under the laws of the State of North Carolina, hereinafter referred to as the “Bank,” and certain Participants of the Bank, hereinafter referred to as the “Participant,” shall effectively amend the New Century Bank Directors’ Deferral Plan dated June 30, 2003, as specifically set forth herein. Said Agreement shall be amended as follows:

1.) Subparagraph III (C), Investment of Participant’s Deferred Compensation, shall be deleted in its entirety and replaced with the following:

C.	Investment of Participant’s Deferred Compensation:

Each Participant’s Deferred Compensation Account shall be invested only in common stock of New Century Bancorp, Inc.

2.) Subparagraph VI (G), Actual Investments, shall be deleted in its entirety and replaced with the following:

G.	Actual Investments:

Each Participant’s Deferred Compensation Account shall be invested only in common stock of New Century Bancorp, Inc.

This Amendment shall be effective the 30th day of June, 2003. To the extent that any term, provision, or paragraph of said agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said June 30, 2003, Agreement.

NEW CENTURY BANK Dunn, North Carolina

By:	/s/ C.L. TART, JR.
Chairman of the Board

NEW CENTURY BANK

DIRECTORS’ DEFERRAL PLAN

By a vote of the New Century Bank Board of Directors, (hereinafter referred to as the “Bank”) on the 30th day of June, 2003, the Bank has established the New Century Bank Directors’ Deferral Plan (hereinafter referred to as the “Benefit Plan”) to allow eligible Directors the opportunity to participate in the Plan and defer all or a portion of their fees or salary in accordance therewith;

It is the intent of the Bank that this Benefit Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

I.	ELIGIBILITY

Those individuals selected by the Board of Directors and designated in resolutions of the Board and members of the Board of Directors shall be eligible to become a participant in this Benefit Plan (hereinafter referred to as the “Participant”).

II.	FEES AND COMPENSATION

The fees covered under this Benefit Plan shall be any and all amounts paid to the Participant for the Participant’s services, including but not limited to annual fees, meeting fees, and committee fees. Participants may elect to defer up to one hundred percent (100%) of fees and compensation. The deferred fees covered under this Benefit Plan shall be credited to the Participant subject to the election requirement of Subparagraph III (A) hereinbelow.

III.	DEFERRED COMPENSATION

A.	Election of Participant’s Deferred Compensation:

The Participant shall at the same time as entering into this Benefit Plan file a written statement with the Bank notifying the Bank as to the percent (%) or dollar ($) amount of fees and compensation as defined in Paragraph II that are to be deferred and the actual investments [as defined in Subparagraph VI (G)] (hereinafter referred to as the, “Election Form”). A copy of the said Election Form is attached hereto and marked as Exhibit “A-1”. The election to defer fees and compensation may only be made for fees and compensation not yet earned as of the date of said election. Signed written statements filed under this section, unless modified or revoked, shall be valid for all succeeding years. Any modification or revocation of a signed written statement must be in writing, made one (1) year prior to receiving benefits hereunder, and shall be effective for calendar years succeeding the year in which the modification or revocation is made.

B.	Payment of Participant’s Deferred Compensation:

At all times, the Participant shall be one hundred percent (100%) vested in the Participant’s Deferred Compensation Account [as defined in Subparagraph IV (A) (i)]. Payment of the Participant’s Deferred Account balance which can take the form of cash or holding company stock, shall commence on the first day of the calendar month following the end of the Participant’s term of office due to resignation, removal, failure to be re-elected, retirement, or hardship as further set forth hereinbelow, and shall continue, if applicable, as set forth in the Participant’s Election Form.

(i)	Retirement: Retirement age for Directors shall be age seventy-five (75) or such other date as the Participant may actually retire.

(ii)	Early Withdrawal: The Bank shall permit early withdrawals under certain circumstances. The Participant may submit an application for an in-service early withdrawal to the Board of Directors. If, in the discretion of the Board, the Participant is permitted to take an early withdrawal, the Board shall cause the Trustee to pay an in-service distribution to such Participant from the Participant’s Account. Such distribution shall be paid in a single-sum cash payment as soon as administratively feasible, after the Board determines that the Participant is permitted to take an early withdrawal. The amount of such single-sum cash payment shall be limited to the amount reasonably necessary to meet the Participant’s requirements resulting from any reason for an early withdrawal.

C.	Investment of Participant’s Deferred Compensation:

A Participant’s deferrals shall be invested only in Bank holding company stock.

D.	Bank Contributions:

The Bank may make matching or other contributions to this Benefit Plan for the benefit of the Participant from time to time at the discretion of the Bank. The Participant shall be one hundred percent (100%) vested in the Bank’s contributions hereunder.

E.	Payment of Bank’s Contributions:

The vested amounts in the Participant’s Deferred Compensation Account attributed to bank contributions shall be paid under the same terms and conditions as payment of the Participant’s deferred compensation [Subparagraph III (B)].

F.	Investment of Bank’s Contribution to the Participant’s Deferred Compensation Account:

The Bank’s Contribution to the Participant’s Deferred Compensation Account, if any, shall be invested under the same terms and conditions as the investment of the Participant’s Deferred Compensation [Subparagraph III (C)].

IV.	PARTICIPANT’S DEFERRED COMPENSATION ACCOUNT AND RABBI TRUST

A.	Rabbi Trust:

The Bank shall establish a Rabbi Trust for the Benefit Plan. The Bank shall pay all deferral amounts and matching contributions, if any, to the Rabbi Trust. Said Trustee shall make actual investments and payments in accordance with this Benefit Plan.

(i)	Participant’s Deferred Compensation Account:

The Trustee shall establish and maintain an account on behalf of each Participant. A Participant’s Account shall be credited with (i) the amount of Fees and Compensation the Participant elects to defer under the Election Form, (ii) other Bank Contributions, if any, and (iii) earnings or losses attributable to the Account. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or the Participant’s beneficiary(ies). The value of said account shall be calculated quarterly.

V.	DEATH OF PARTICIPANT

A.	Prior to Commencement of Payments:

In the event of the death of the Participant prior to commencement of payments, within thirty (30) days after the Participant’s death, the Participant’s Deferred Compensation Account balance as of the date of death shall be paid as set forth in the Election Form, or in a lump sum, at the discretion of the Bank, to such individual or individuals as the Participant may have designated in writing and filed with the Bank. In the event no designation is made, the Participant’s account balance shall be paid as set forth herein to the duly qualified executor or administrator of the Participant’s estate.

B.	Subsequent to Commencement of Payments:

In the event of the death of the Participant after commencement of payments but prior to the Participant receiving all payments due the Participant under this

Benefit Plan, within thirty (30) days after the Participant’s death, the remaining Deferred Compensation Account balance as of the date of death shall be paid as set forth in the Election Form, or in a lump sum, at the discretion of the Bank, to such individual or individuals as the Participant may have designated in writing and filed with the Bank. In the event no designation is made, the Participant’s account balance shall be paid as set forth herein to the duly qualified executor or administrator of the Participant’s estate.

VI.	MISCELLANEOUS

A.	Amendment or Revocation:

It is understood that, during the lifetime of the Participant, this Benefit Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Participant, the Bank, and the Trustee.

B.	Gender:

Whenever in this Benefit Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

C.	Effect on Other Bank Benefit Plans:

Nothing contained in this Benefit Plan shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank’s existing or future compensation structure.

D.	Headings:

Headings and subheadings in this Benefit Plan are inserted for reference and convenience only and shall not be deemed a part of this Benefit Plan.

E.	Partial Invalidity:

If any term, provision, covenant, or condition of this Benefit Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and this Benefit Plan shall remain in full force and effect notwithstanding such partial invalidity.

F.	Continuation as Participant:

Neither this Benefit Plan nor the payments of any benefits thereunder shall be construed as giving to the Participant any right to be retained as a member of the Board of Directors of the Bank.

G.	Actual Investments:

Each Participant’s Deferred compensation Account shall be invested only in Bank Stock.

VII.	CHANGE OF CONTROL

The Participant shall be one hundred percent (100%) vested in all benefits provided in this Benefit Plan upon a Change of Control. A Change of Control shall be as defined in Subsection XIII (d) in the Rabbi Trust for New Century Bank Directors Deferral Plan.

VIII.	ADMINISTRATION AND CLAIMS

A.	Plan Administrator:

The Plan Administrator of this Benefit Plan shall be New Century Bank until its resignation or removal by the Board. As Plan Administrator, New Century Bank shall be responsible for the management and administration of this Benefit Plan. The Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of this Benefit Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

B.	Claims Procedure and Arbitration:

In the event a dispute arises over benefits under this Benefit Plan and benefits are not paid to the Participant (or to the Participant’s beneficiary(ies) in the case of the Participant’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within sixty (60) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Benefit Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid sixty-day period.

If claimants desire a second review they shall notify the Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Benefit Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Benefit Plan upon which the decision is based.

If claimants continue to dispute the benefit denial, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

NEW CENTURY BANK Dunn, North Carolina

By:	/s/ C.L. TART, JR.
Chairman of the Board

EXHIBIT “A-1”

NEW CENTURY BANK

DIRECTORS’ DEFERRAL PLAN

DEFERRAL, INVESTMENT, AND

DISTRIBUTION ELECTION FORM

Name of Plan New Century Bank Directors’ Deferral Plan

Please complete the following accurately with a ballpoint pen; print clearly. The information you provide should be current as of the date the form is completed. All participants who have fulfilled the eligibility requirements to participate in the plan must complete the five sections of the form.

SECTION I – General Information (Please complete and review and correct any information as needed.)

_________________________	_________________________	__________________	__________________
Last Name	First Name	MI	Sex (M or F)

_________________________	_________________________	__________________	__________________
Social Security Number	Date of Birth (mmddyy)	Employee # (if applicable)	Date of Hire (mmddyy)

_________________________	_________________________
Home phone	Work phone

___________________________________________________________________________________________________
Street Address

___________________________________________________________________________________________________
Mailing Address

______________________________________________		_____________________	__________________
City		State	Zip

SECTION II – Deferral Election (Check Yes & fill in % or check No)

☐	Yes, I want to make pre-tax deferral contributions to the Plan. I authorize the Bank to deduct .0% (no more than 100%) of my fees or salary from each paycheck and to credit that amount to pre-tax deferral portion of my Account.

☐	No, I do not wish to contribute to the Plan at this time.

SECTION III – Investment

All of Participant’s deferrals shall be invested only in common stock of the holding company, New Century Bancorp, Inc.

SECTION IV – Distribution Election

I hereby elect to have any distribution of the balance in my Deferred Compensation Account paid to me in installments as designated below:

☐	one lump sum;

☐	five (5) annual installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Deferred Compensation Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferred Compensation Account;

☐	ten (10) annual installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Deferred Compensation Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferred Compensation Account; or

☐	( ) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Deferred Compensation Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Deferred Compensation Account.

If a distribution election is not made herein, then the benefit shall be paid in ten (10) equal annual installments as set forth herein.

SECTION V – Authorization

I authorize the Bank to effect the elections specified on this Deferral, Investment, and Distribution Election form. I understand that any modification or revocation of this Election Form must be made at least one (1) year prior to receiving benefits hereunder. I also understand that my elections will remain in effect until I submit a change according to the provisions of the Plan.

Your Signature	Date